UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2012

Commission file numbers:	333-82084-01
333-82084

PAPERWEIGHT DEVELOPMENT CORP.	APPLETON PAPERS INC.
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

Wisconsin	Delaware
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)

39-2014992	36-2556469
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

825 East Wisconsin Avenue, P.O. Box 359, Appleton, Wisconsin	54912-0359
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (920) 734-9841

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On July 13, 2012, Appleton Papers Inc. (“Appleton”) and Hicks Acquisition Company II, Inc. (“HACII”) agreed to mutually terminate the previously announced (i) Equity Purchase Agreement dated as of May 16, 2012, as amended (the “Equity Purchase Agreement”), by and among Appleton, Paperweight Development Corp. (“PDC”), HACII and HH-HACII, L.P. and (ii) Cross Purchase Agreement dated as of May 16, 2012 between PDC and HACII (the “Cross Purchase Agreement” and, together with the Equity Purchase Agreement, the “Purchase Agreements”).

The Agreement between Appleton and HACII terminating the Purchase Agreements is attached hereto as Exhibit 2.1 and is incorporated hereby by reference.

On July 13, 2012, Appleton issued a press release with respect to the termination of the Purchase Agreements. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01	Other Events

On July 13, 2012, Appleton issued a press release announcing that it has terminated its previously announced solicitation of consents to amend the indentures governing its 10.50% Senior Secured Notes due 2015 and its 11.25% Second Lien Notes due 2015. The press release is attached as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Exhibit

2.1*	Agreement dated as of July 13, 2012 between Hicks Acquisition Company II, Inc., Paperweight Development Corp. and Appleton Papers Inc.

99.1*	Press Release dated July 13, 2012

99.2*	Press Release dated July 13, 2012

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2012

Paperweight Development Corp.

By:	/s/ Jeffrey J. Fletcher
Name:	Jeffrey J. Fletcher
Title:	Controller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2012

Appleton Papers Inc.

By:	/s/ Jeffrey J. Fletcher
Name:	Jeffrey J. Fletcher
Title:	Controller

EXHIBIT INDEX

Exhibit Number	Exhibit

2.1*	Agreement dated as of July 13, 2012 between Hicks Acquisition Company II, Inc., Paperweight Development Corp. and Appleton Papers Inc.

99.1*	Press Release dated July 13, 2012

99.2*	Press Release dated July 13, 2012

*	Filed herewith.